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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
AMFM Inc. (formerly Chancellor Media Corporation):

We consent to incorporation by reference in the Registration Statements on Form S-3 (No. 333-76105), on Form S-4 (No. 333-57987), and on Form S-8 (Nos.
33-59772, 33-64463, 333-29717, 333-61883 and 333-72839) of Clear Channel
Communications, Inc. of our report dated January 31, 1997, related to the consolidated statements of operations, stockholders' equity and cash flows of Chancellor Media Corporation (currently AMFM Inc.) and subsidiaries for the year ended December 31, 1996, which report appears in this Current Report on Form 8-K of Clear Channel Communications, Inc.



                                            KPMG LLP


Dallas, Texas
November 18, 1999